UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2006

CROWN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-17480 (Commission File Number)	84-1097086 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code: Registrant's facsimile number, including area code:	(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On February 24, 2006 Crown and Kinross amended their Acquisition Agreement and Agreement and Plan of Merger (the "Merger Agreement") to (i) extend the date on which either party may terminate the Merger Agreement if the merger contemplated therein has not closed from March 31, 2006 to December 31, 2006, (ii) removed the valuation collar on the transaction, (iii) reduce the exchange ratio to 0.32 shares of Kinross stock and (iv) provide that if the merger is not completed by July 1, 2006 Kinross will loan Crown $2,000,000 in a three year note with the proceeds to be used to extinguish an existing third party net smelter royalty at the Buckhorn Mountain Project.

A copy of the amendment has been included as Exhibit 10.1 to this Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description

10.1	Fifth Amendment to Acquisition Agreement and Agreement and Plan of Merger

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 2, 2006

Crown Resources Corporation

By:	/s/ James R. Maronick

James R. Maronick, CFO